SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2004

GENUINE PARTS COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	001-05690	58-0254510

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 Circle 75 Parkway, Atlanta, GA 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 953-1700

(Registrant’s Telephone Number, including Area Code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE DATED 2/17/2004

Item 5.     Other Events and Regulation FD Disclosure.

      The Board of Directors of Genuine Parts Company increased the cash dividend payable to an annual rate of $1.20 per share compared to the previous dividend of $1.18 per share, for an increase of 2%.

      The quarterly cash dividend of 30 cents per share is payable April 1, 2004 to shareholders of record March 5, 2004.

      Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated February 17, 2004, reporting Genuine Parts Company dividend payable April 1, 2004.

Item 12.     Results of Operations and Financial Condition.

      The information contained in this Current Report on Form 8-K of Genuine Parts Company is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of the Securities and Exchange Commission’s (the “SEC”) Form 8-K in accordance with the guidance provided under SEC Release Nos. 33-8216 and 34-47583.

      The information, including the exhibits attached hereto, in this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

      Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Genuine Parts Company, dated February 17, 2004, reporting Genuine Parts Company financial results for the three months and year ended December 31, 2003.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

	By:	/s/ Jerry W. Nix
		Name:	Jerry W. Nix
		Title:	Executive Vice President – Finance (Principal Financial Officer)

Date: February 17, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated February 17, 2004.